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EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT MADE AS OF THE 1ST DAY OF JUNE, 1998, BY AND BETWEEN CURTIS INTERNATIONAL LTD., AN ONTARIO CORPORATION, HAVING AN OFFICE AT 7 KODIAK CRESCENT, TORONTO, ONTARIO (HEREINAFTER REFERRED TO AS "EMPLOYER") AND AARON HERZOG, AN INDIVIDUAL RESIDING AT 40 KELVIN AVENUE, MONTREAL, QUEBEC (HEREINAFTER REFERRED TO AS "EMPLOYEE");


                             W I T N E S S E T H :

     WHEREAS Employer employs and desires to continue to employ Employee as President and Chief Executive Officer;

     AND WHEREAS Employee is willing to continue to be employed as President and Chief Executive Officer in the manner provided for herein, and to perform the duties of President and Chief Executive Officer of Employer upon the terms and conditions herein set forth;

     NOW THEREFORE in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

1.   EMPLOYMENT

     Employer hereby employs Employee as President and Chief Executive Officer of Employer.

2.   TERM


     Subject to Section 10 below, the term of this Agreement shall commence on June 1, 1998 (the "Commencement Date") and expire two (2) years from such date. Each twelve (12) month period from the Commencement Date forward during the term hereof shall be referred to as an "Annual Period". During the term hereof, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.


3.   DUTIES

     The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board, shall perform any and all related duties and shall have nay and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer at such times that may be required by Employer. Employee shall report directly and solely to the Board.

4.   COMPENSATION

     (a)  (i)   Employee shall be paid $175,000.00 U.S. for each Annual Period, payable not less than monthly;

        (ii) Employee is eligible for an annual bonus of $25,000.00 U.S. payable upon achievement by Employer of its projected gross sales as set out on Schedule "A" attached hereto.

     (b)  (i)   In the event of a "Change of Control" whereby:

             (A) a person (other than a person who is an office or a Director of
                 Employer on the effect date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Employer securities having 30% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer;

             (B) at any time, the Board nominated slate of candidates for the Board is not elected;

             (C) Employer consummates a merger in which it is not the surviving entity;

             (D) substantially all of Employer's assets are sold; or

             (E) Employer's stockholders approve the dissolution or liquidation of Employer; then
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        (ii)  (A) Employee shall be eligible to receive a one time bonus, equal on an after-tax basis to one and one-half (1 1/2) times his then current annual base salary. To effectuate this provision, the bonus shall be "grossed-up" to include the amount necessary to reimburse Employee for his federal, state, provincial and local income tax liability on the bonus and on the "gross-up" at the respective effective marginal tax rates. In no event shall this bonus exceed three times Employee's then current base salary. Said bonus shall be paid within thirty (30) days of the Change of Control.


             (B) All stock options, warrants and stock appreciation rights ("rights") granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable.

     (c) Employer shall include Employee in its health insurance program available to Employer's executive officers and shall pay 100% of the premiums for such program;

     (d) Employee shall have the right to participate in any other employee benefit plans established by Employer;

     (e) Employee shall be entitled to a car provided to him by the Company and the Company will pay all insurance and maintenance and expenses in connection therewith in an amount of at least $1,000.00 U.S. monthly;

     (f) In the event that this Agreement is not renewed between Employer and Employee following a Change of Control on terms mutually satisfactory to Employer and Employee, then the foregoing provisions of Section 4(b)(ii)(A) and (B) shall apply.

5.   BOARD OF DIRECTORS

     Employer agrees that so long as this Agreement is in effect, Employee will be nominated to the Board as part of management's slate of Directors.

6.   EXPENSES

     Employee shall be reimbursed for all of his actual out of pocket expenses incurred in the performance of his duties hereunder, provided such expenses are acceptable to Employer, which approval shall not be unreasonably withheld, for business related travel and entertainment expense, and that Employee shall submit to Employer reasonably detailed receipts with respect thereto.

7.   VACATION

     Employee shall be entitled to receive 4 weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation, to a maximum accrued amount equivalent to four (4) weeks paid vacation.

8.   SECRECY

     At no time shall Employee disclose to any unauthorized person any confidential or secret information (not already constituting information available to the public) concerning internal affairs or proprietary business operations of Employer.

9.   TERMINATION

     (a)  TERMINATION BY EMPLOYER

        (i)   Employer may terminate this Agreement upon written notice for
              Cause. For purposes hereof, "Cause" shall mean (A) engaging by the
              Employee in conduct that constitutes activity in direct
              competition with Employer; and/or (B) any action or omission of the Employee which constitutes a willful and material breach of this Agreement which is not cured or as to which diligent attempts to cure have not commenced within thirty (30) business days after receipt by Employee of notice of same, and/or (C) fraud,
              embezzlement or misappropriate as
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             against the Employer, and/or (D) the conviction (from which no appeal can be taken) of Employee for any criminal act which is a felony, and/or (E) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this
             Section 9(a)(I), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 days from the date Employee received the notice from the Board) to correct the acts or omissions so complained of.

        (ii) Employer may terminate Employee's employment under this Agreement if, as a result of any physical or mental disability, Employee shall fail or be unable to perform his duties under this Agreement for any consecutive period of 180 days during any twelve month period. If Employee's employment is terminated under this Section 9(a)(ii): (A) Employee shall be paid twice his full compensation under Section 4(a) of this Agreement for a period of two (2) years from the date of termination; and (B) Employee shall continue to be entitled, insofar as is permitted under applicable insurance policies or plans, to such general medical and employee benefit plans (including profit sharing or pension plans) as Employee had been entitled to on the date of termination. Any amounts payable by Employer to Employee under this paragraph shall be reduced by the amount of any disability payments payable by or pursuant to plans provided by Employer and actually paid to Employee.

        (iii) this Agreement automatically shall terminate upon the death of Employee, except that Employee's estate shall be entitled to receive one and one half times the compensation payable under
              Section 4(a) of this Agreement for a period of two (2) years from the date of Employee's death and the pro rata amount payable under
              Section 4(a)(ii) for the period prior to Employee's death and any other amount to which Employee was entitled at the time of his death.

     (b)  TERMINATION BY EMPLOYEE

       Anything herein to the contrary notwithstanding, Employee may terminate this Agreement upon 30 days written notice, in which event Employee shall be entitled to only to his compensation pursuant to Section 4(a)(i) to the date of termination and any stock option rights which have vested to the date of termination.

     (c)  INSURANCE

       Employer will have the right to place insurance on Employee's life and/or disability insurance, at Employer's expense, to cover payments under Sections 9(a)(ii) and (iii). Employer will use reasonable efforts to obtain and maintain such insurance.

10. REMEDIES

     Employer recognizes that because of Employee's special talents, stature and opportunities in the wholesale electronics industry, and because of the special creative nature of and compensation practices of said industry and the material impact that individual projects can have on a wholesale electronics company's results of operations, in the event of termination by Employer hereunder (except under Section 9(a)(I)), the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of rights constitute fair and reasonably provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

11. FULL TIME AND ATTENTION

     During the term of this Agreement, Employee shall devote his full time and personal attention to the business of Employer and shall not engage in any other business or occupation without first having obtained the consent in writing of Employer; provided that nothing herein shall be construed so as to prevent Employee
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from making investments of a strictly passive nature so long as the undertaking forming the subject matter of any such investment is not competitive with the business or undertaking from time to time carried on by Employer. Further, nothing shall restrict Employee from investing in any shares of any corporation which competes with the business or undertaking of Employer and whose shares are publicly traded, so long as Employee does not own, directly or indirectly, more than five (5%) percent of the issued and outstanding shares of such corporation.

12. INDEMNIFICATION

     To induce Employee to accept employment and continue as an officer and director of Employer and its subsidiaries, Employer agrees to indemnify and hold harmless Employee from any losses, expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in any investigation, action, suit or proceeding, including any appeal thereof, and any other costs in connection with any proceeding or claim made against Employee involving him by reason of his being or having been an officer and/or director of Employer and/or its subsidiaries, if he acted in good faith and in a manner he reasonably believe to be in or not opposed to the best interest of Employer and/or its subsidiaries, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This indemnification provision is not to otherwise modify or limit in any way the indemnification provided by the corporate law of the Province of Ontario or that provided in Employer's Articles of Incorporation or By-laws, and is to provide Employee with the fullest indemnification in accordance with the law.

13. ARBITRATION

     Any controversies between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the provisions of the Ontario Arbitrations Act. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the Ontario Arbitrations Act. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party. Any submission to arbitration shall be a condition precedent to the bringing of any court proceeding in any jurisdiction.

14. ATTORNEY'S FEES AND COSTS

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

15. ENTIRE AGREEMENT; SURVIVAL

     (a) This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

     (b) The provisions of this Agreement shall survive the termination thereof, where applicable.

16. ASSIGNMENT

     This Agreement shall not be assigned to other parties.
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17. GOVERNING LAW

     This Agreement and all the amendments thereof, and waivers and consents with respect thereto shall be governed by the laws of the Province of Ontario, without regard to the conflicts of laws principles thereof. The forum for any arbitration or proceedings shall be within the Province of Ontario.

18. NOTICES

     All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

     (a)  delivered by hand;

     (b) send by telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

     (c) received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

        (i)   if to the Employer:

             Curtis International Ltd.
             7 Kodiak Crescent
             Toronto, Ontario
             M3J 3E5

             Telephone: (416) 636-5553
             Telefax:   (416) 636-1736

             with a copy to:

             Grubner, Krauss
             Barristers & Solicitors
             5140 Yonge Street
             Suite 1540
             North York, Ontario
             M2N 6L7

             Attention: Aaron S. Grubner

             Telephone: (416) 222-4446
             Telefax:   (416) 222-9788

        (ii)  if to the Employee:

             40 Kelvin Avenue
             Outermount, Quebec
             H2V 1T3

     Any party may change an address, telex number or telefax number by notice in writing.

19. SEVERABILITY OF AGREEMENT

     Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason be hereafter declared invalid.
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     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                          CURTIS INTERNATIONAL LTD.


                                          Per:      /s/ JACOB HERZOG




                                            ------------------------------------

                                                        Jacob Herzog



                                                    /s/ AARON HERZOG


                                            ------------------------------------
                                                        Aaron Herzog
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                                  SCHEDULE "A"


SECTION 4(A)(II) -- PROJECTED GROSS REVENUE AND NET INCOME FOR ENTITLEMENT OF BONUS



For fiscal year ending May 31, 1999 -- U.S. $32,430,000 gross revenues and U.S. $1,657,000 net income



For fiscal year ending May 31, 2000 -- U.S. $45,120,000 gross revenues and U.S. $2,354,000 net income